Exhibit 99.1

Media:	Molly Boyd

(713) 627-5923

(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf

(713) 627-4600

Date:	November 6, 2007

Spectra Energy Reports Third Quarter 2007 Results

•	Third quarter ongoing net income of $240 million up 32 percent over prior year quarter; reported net income of $234 million

•	Ongoing earnings per diluted share (EPS) of $0.38; reported EPS of $0.37

•	Strong performance in U.S. Transmission, Distribution, and Western Canada Transmission & Processing businesses

•	On plan to achieve 2007 financial goals, with significant progress made on $3 billion 2007–2009 capital investment program

•	Quarterly dividend of $0.22 paid

HOUSTON - Spectra Energy (NYSE:SE) today reported third quarter 2007 net income of $234 million, or $0.37 diluted earnings per share, compared with net income of $447 million, which included $254 million from discontinued operations, in third quarter 2006.

Reported net income for current quarter included special items of $5 million in costs and $4 million for an extraordinary loss, as well as earnings from discontinued operations of $3 million; the prior year period included special items of $11 million in income as well as earnings of $254 million from discontinued operations related to operations transferred back to Duke Energy prior to the spin-off of Spectra Energy. Excluding these items in both periods, third quarter 2007 net income was $240 million compared to $182 million in third quarter 2006.

“We had an exceptionally strong third quarter. Ten months into Spectra Energy’s first year as a public company, we’re continuing to execute against our short-term objectives and have made excellent progress investing in longer-term development projects to fuel future growth,” said Fred Fowler, president and chief executive officer of Spectra Energy. “We remain confident that we will meet our 2007 financial goals and are on track to deliver on our 2007-2009 $3 billion capital investment program.”

Higher third quarter 2007 earnings reflected strong operational results in U.S. transmission and storage operations and the Canadian businesses, and a lower effective tax rate, partially offset by lower earnings at Field Services and Other.

“As we move into the final quarter of 2007, we remain committed to delivering solid, steady growth and an attractive dividend,” concluded Fowler.

CAPITAL INVESTMENT PROGRESS

Year-to-date capital expenditures total $940 million with $625 million of that directed toward expansion projects. By the close of 2007, capital expansion projects totaling $625 to $650 million are expected to be brought into service. Those projects, which include Northeast Gateway, Time II – Phase I, Dawn-Trafalgar – Phase II, Pine River, Cape Cod and Egan, will fuel revenue and earnings growth as we move into 2008.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported third quarter 2007 segment earnings before income and taxes (EBIT) of $230 million compared with $179 million in third quarter of 2006. Strong operational results from all U.S. pipeline and storage businesses, primarily reflecting higher demand for services and increased earnings from expansion projects, drove the improvement. This segment also benefited from the capitalization of previously expensed development costs, primarily as a result of favorable regulatory orders and other progress on the Southeast Supply Header and Gulfstream Phase IV projects.

The U.S. Transmission segment is comprised of more than 12,800 miles of transmission pipelines and 115 billion cubic feet of storage capacity serving customers in various regions of the Northeast and Southeast United States.

Distribution

Distribution reported third quarter 2007 segment EBIT of $40 million compared with $24 million in third quarter of 2006. This increase primarily reflected higher storage and transmission revenues and increased distribution margin. Favorable market conditions continued to drive strong storage revenues while transmission revenues benefited from the completion of Phase I of the Dawn-Trafalgar expansion at the end of 2006. These increases were partially offset by higher operating and maintenance costs, including higher costs for conservation efforts which are recovered in rates in the future.

Spectra Energy’s Distribution segment, through its Union Gas business, provides natural gas distribution services to commercial, industrial and residential customers in Ontario, as well as storage and transportation services for other utilities and end market participants in Ontario, Quebec, and the United States.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported third quarter 2007 segment EBIT of $102 million compared with $98 million in third quarter of 2006. The prior year period included a $15 million gain relating to Spectra Energy Income Fund’s issuance of units for the purchase of Westcoast Gas Services Inc. Excluding this gain, EBIT improved $19 million, primarily due to higher maintenance costs in third quarter 2006 from a plant turnaround at Fort Nelson, as well as the timing of costs related to pipeline integrity work and a stronger Canadian dollar this year. Similar to third quarter 2006, the Empress facility had a positive quarter due to strong commodity prices.

The Western Canada Transmission & Processing business is focused on the gathering, processing and transmission of natural gas, and the extraction, fractionation, transportation, storage and marketing of natural gas liquids.

Field Services

Field Services, which consists of Spectra Energy’s 50 percent interest in DCP Midstream, reported third quarter 2007 segment EBIT of $140 million compared with $158 million in third quarter of 2006. Lower margins in gathering and processing, and gas marketing, as well as higher operating costs, were partially offset by favorable commodity prices. 2007 results also included $3 million in costs related to the creation of stand-alone corporate functions.

During the quarter, Field Services paid distributions of approximately $247 million to Spectra Energy, which included a special distribution of $122 million associated with the sale of certain assets to DCP Midstream Partners, LP, which is the master limited partnership vehicle for Field Services.

DCP Midstream is a gathering and processing, transportation storage and marketing company.

Other

“Other” reported net costs of $15 million in third quarter 2007 including $5 million of gas operations separation costs, compared with net earnings of $19 million in third quarter 2006, including $7 million of costs to achieve the Duke Energy / Cinergy merger and the launch of Spectra Energy. Prior year results also included mark-to-market gains of $21 million on the discontinued hedge contracts associated with the Field Services segment, and $26 million of management fees billed to Duke Energy affiliates in 2006.

Excluding these items in both periods, net costs in “Other” were $10 million in the current year quarter compared to net costs of $21 million a year ago. “Other” continues to benefit from lower corporate costs to support the Spectra Energy operations as compared to the prior period.

“Other” is primarily comprised of corporate costs and captive insurance.

Interest Expense

Interest expense was $156 million for the quarter compared with $152 million for the third quarter 2006. The increase largely reflected interest costs capitalized in the prior period for capital projects of businesses transferred to Duke Energy prior to the spin-off of Spectra Energy.

Income Taxes

Third quarter 2007 income tax expense from continuing operations was $110 million, compared with $132 million in third quarter 2006. For the 2007 quarter, Spectra Energy’s effective tax rate was 32 percent compared with 41 percent in the prior year quarter, which included non-deductible costs associated with the spin-off of Spectra Energy from Duke Energy and an increase in a reserve for state income taxes.

Special items affecting Spectra Energy’s EPS for the quarter include:

(in millions, except per share amounts)

	Pre-tax amount	Tax Effect	Net Income Impact	EPS Impact
Third Quarter 2007
Separation costs	$(5)	$2	$(3)
DCP Midstream stand alone costs	(3)	1	(2)	—
Total	$(8)	$3	$(5)	$(0.01)

Third Quarter 2006
Gain on Income Fund (1)	$15	$—	$15	N/A
Cinergy merger costs to achieve	(4)	2	(2)	N/A
Separation costs	(3)	1	(2)	N/A
Total	$8	$3	$11	N/A	*

*	There were no shares of Spectra Energy outstanding in 2006, therefore EPS is not applicable
(1)	Gain related to the issuance of units by Spectra Energy Income Fund

Reconciliation of reported to ongoing net income (in millions)

	Three months ended September 30,
	2007	2006
Net Income as Reported	$234	$447
Adjustments to Reported Net Income:
Special Items	5	(11)
Income from Discontinued Operations*	(3)	(254)
Extraordinary Items	4	—
Ongoing Net Income	$240	$182

*	In 2006, relates to operations transferred back to Duke Energy prior to spin-off of Spectra Energy from Duke Energy

Reconciliation of reported to ongoing diluted EPS

Three months ended September 30, 2007
Diluted EPS as reported	$0.37
Special Items	0.01
Discontinued Operations	(0.01)
Extraordinary Items	0.01
Diluted EPS, ongoing	$0.38

Additional Information

Additional information about third quarter 2007 earnings can be obtained at the Spectra Energy Web site: www.spectraenergy.com.

The Analyst call is scheduled for 9 a.m. CST today, Tuesday November 6, to discuss Spectra Energy’s third quarter results. The conference call can be accessed via the investors’ section of Spectra Energy’s Web site or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The confirmation code is “19594906” or “Spectra Energy’s Earnings Call.”

Please call in five to ten minutes prior to the scheduled start time. A replay of the conference call will be available until midnight CST, February 10, 2008, by dialing (800) 642-1687 with a Conference ID 19594906. The international replay number is (706) 645-9291, Conference ID 19594906. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

Non-GAAP Financial Measures

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Spectra Energy’s management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

Spectra Energy also uses ongoing segment and Other EBIT as a measure of performance. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items.

Forward-looking statement

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the levels of supply and demand for natural gas in our areas of operation; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; our ability to successfully complete and integrate future acquisitions; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions; and our ability to operate effectively as a stand-alone, publicly-traded company. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2006 Form 10-K, filed on April 2, 2007, and in our other filings made with the Securities and Exchange Commission, which are available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE) is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage and distribution. For close to a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related energy infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 17,500 miles of transmission pipeline, 265 billion cubic feet of storage, natural gas gathering and processing, natural gas liquids operations and local distribution assets. Spectra Energy Corp also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Visit www.spectraenergy.com for more information.

Spectra Energy Corp

September 2007

Quarterly Highlights

(Unaudited)

(In millions, except per share amounts and where noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
COMMON STOCK DATA
Earnings Per Share, from continuing operations
Basic and Diluted	$0.37	N/A	$1.04	N/A
Earnings Per Share—total
Basic and Diluted	$0.37	N/A	$1.05	N/A
Dividends Per Share	$0.22	N/A	$0.66	N/A
Weighted-Average Shares Outstanding
Basic	632	N/A	632	N/A
Diluted	635	N/A	635	N/A

INCOME
Operating Revenues	$959	$869	$3,345	$3,335
Total Reportable Segment EBIT	512	459	1,480	1,544
Income from Discontinued Operations	3	254	14	295
Net Income	234	447	666	989

CAPITALIZATION
Common Equity			39%
Minority Interests			5%
Total Debt			56%
Total Debt			$9,503
Book Value Per Share			$10.61
Actual Shares Outstanding			632

CAPITAL AND INVESTMENT EXPENDITURES (a)
U.S. Transmission			$573	$211
Distribution			224	197
Western Canada Transmission & Processing			114	90
Other (b)			29	355

Total Capital and Investment Expenditures			$940	$853

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$230	$179	$673	$644
Distribution	40	24	238	181
Western Canada Transmission & Processing	102	98	224	269
Field Services	140	158	345	450

Total Reportable Segment EBIT	$512	$459	$1,480	$1,544
Other EBIT	(15)	19	(56)	(65)
Interest Expense	(156)	(152)	(467)	(443)
Interest Income and Other (c)	4	(1)	13	11

Consolidated Earnings from Continuing Operations Before Income Taxes	$345	$325	$970	$1,047

(a)	Includes loans to affiliates for capital expansion projects.
(b)	Other in 2006 includes capital expenditures of operations transferred to Duke Energy.
(c)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.

Spectra Energy Corp

September 2007

Quarterly Highlights

(Unaudited)

(In millions, except where noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
U.S. TRANSMISSION
Operating Revenues	$386	$367	$1,133	$1,135
Operating Expenses
Operating, Maintenance and Other	126	141	328	378
Depreciation and Amortization	57	51	162	152
Gains on Sales of Other Assets, net	—	1	1	29
Other Income, net of expense	41	10	63	32
Minority Interest Expense	14	7	34	22

EBIT	$230	$179	$673	$644

Proportional Throughput, Tbtu (a)	531	461	1,641	1,435

DISTRIBUTION
Operating Revenues	$266	$220	$1,330	$1,305
Operating Expenses
Natural Gas Purchased	98	85	726	778
Operating, Maintenance and Other	91	75	252	238
Depreciation and Amortization	42	36	119	108
Gains on Sales of Other Assets, net	5	—	5	—

EBIT	$40	$24	$238	$181

Number of customers			1,280	1,259
Heating Degree Days (Fahrenheit)	258	313	4,893	4,462
Pipeline Throughput, Tbtu	137	133	590	537

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$307	$283	$880	$883
Operating Expenses
Natural Gas and Petroleum Products Purchased	68	67	241	240
Operating, Maintenance and Other	99	101	303	289
Depreciation and Amortization	36	32	102	100
Other Income, net of expense	—	18	1	22
Minority Interest Expense	2	3	11	7

EBIT	$102	$98	$224	$269

Pipeline Throughput, Tbtu	144	137	436	436
Volumes Processed, Tbtu	183	175	531	551
Empress Inlet Volumes, Tbtu	188	194	521	612
FIELD SERVICES
Operating Expenses	$—	$1	$—	$4
Equity in Earnings of DCP Midstream, LLC	140	159	345	454

EBIT	$140	$158	$345	$450

Natural Gas Gathered and Processed/Transported, Tbtu/day (b)	6.8	6.7	6.7	6.8
Natural Gas Liquids Production, MBbl/d (b, c)	365	361	358	361
Average Natural Gas Price per MMBtu (d)	$6.16	$6.58	$6.83	$7.45
Average Natural Gas Liquids Price per Gallon	$1.14	$1.02	$1.02	$0.96

OTHER
Operating Revenues	$8	$(3)	$23	$29
Operating Expenses	25	25	85	137
Gains on Sales of Other Assets, net	—	2	—	2
Other Income, net of expense	2	45	6	41

EBIT	$(15)	$19	$(56)	$(65)

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes.
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub.

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Operating Revenues	$959	$869	$3,345	$3,335
Operating Expenses	631	619	2,296	2,408
Gains on Sales of Other Assets, net	5	2	6	31

Operating Income	333	252	1,055	958

Other Income and Expense	186	237	431	566
Interest Expense	156	152	467	443
Minority Interest Expense	18	12	49	34

Earnings From Continuing Operations Before Income Taxes	345	325	970	1,047
Income Tax Expense from Continuing Operations	110	132	314	353

Income From Continuing Operations	235	193	656	694

Income From Discontinued Operations, net of tax	3	254	14	295

Income Before Extraordinary Items	238	447	670	989
Extraordinary Items	(4)	—	(4)	—

Net Income	$234	$447	$666	$989

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	September 30, 2007	December 31, 2006

ASSETS

Current Assets	$1,595	$1,625
Investments and Other Assets	6,139	5,357
Net Property, Plant and Equipment	13,977	12,394
Regulatory Assets and Deferred Debits	1,148	969

Total Assets	$22,859	$20,345

LIABILITIES AND STOCKHOLDERS' / MEMBER'S EQUITY

Current Liabilities	$1,996	$2,358
Long-term Debt	8,593	7,726
Deferred Credits and Other Liabilities	4,771	4,057
Minority Interests	790	565
Stockholders' Equity / Member's Equity	6,709	5,639

Total Liabilities and Stockholders' Equity / Member's Equity	$22,859	$20,345

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$666	$989
Adjustments to reconcile net income to net cash provided by operating activities	186	(630)

Net cash provided by operating activities	852	359

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	(1,117)	1,422

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	39	(1,705)

Effect of exchange rate changes on cash	62	10

Net increase (decrease) in cash and cash equivalents	(164)	86
Cash and cash equivalents at beginning of period	299	491

Cash and cash equivalents at end of period	$135	$577

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

September 2007 Quarter-to-date

(In millions, except per-share amounts)

		Special Items (Note 1)
	Reported Earnings	Costs to Achieve		Discontinued Operations		Extraordinary Item		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$230	$—		$—		$—		$—	$230

Distribution	40	—		—		—		—	40

Western Canada Transmission & Processing	102	—		—		—		—	102

Field Services	140	3	A	—		—		3	143

Total Reportable Segment EBIT	512	3		—		—		3	515

Other	(15)	5	B	—	C	—		5	(10)

Total Reportable Segment EBIT and Other EBIT	$497	$8		$—		$—		$8	$505

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$497	$8		$—		$—		$8	$505
Interest Expense	(156)	—		—		—		—	(156)
Interest Income and Other	4	—		—		—		—	4
Income Taxes from Continuing Operations	(110)	(3)		—		—		(3)	(113)
Discontinued Operations, Net of Taxes	3	—		(3)		—		(3)	—
Extraordinary Items, Net of Taxes	(4)	—		—		4	D	4	—

Total Earnings	$234	$5		$(3)		$4		$6	$240

EARNINGS PER SHARE, BASIC	$0.37	$0.01		$(0.01)		$0.01		$0.01	$0.38

EARNINGS PER SHARE, DILUTED	$0.37	$0.01		$(0.01)		$0.01		$0.01	$0.38

Note 1 - Amounts for special items are net of minority interest, if applicable

A - Costs to create stand-alone corporate functions at DCP Midstream.

B - Separation costs resulting from the spin-off from Duke Energy.

C - Primarily income from Ft Frances revenue sharing.

D - Loss from deregulated storage assets at Distribution.

Weighted Average Shares (reported and ongoing) - in millions

Basic	632

Diluted	635

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

September 2006 Quarter-to-date

(In millions, except per-share amounts)

		Special Items (Note 1)
	Reported Earnings	Costs to Achieve		Gain on Income Fund		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$179	$—		$—		$—		$—	$179

Distribution	24	—		—		—		—	24

Western Canada Transmission & Processing	98	—		(15)	B	—		(15)	83

Field Services	158	—		—		—		—	158

Total Reportable Segment EBIT	459	—		(15)		—		(15)	444

Other	19	7	A	—		—		7	26

Total Reportable Segment EBIT and Other EBIT	$478	$7		$(15)		$—		$(8)	$470

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$478	$7		$(15)		$—		$(8)	$470
Interest Expense	(152)	—		—		—		—	(152)
Interest Income and Other	(1)	—		—		—		—	(1)
Income Taxes from Continuing Operations	(132)	(3)		—		—		(3)	(135)
Discontinued Operations, Net of Taxes	254	—		—		(254)	C	(254)	—

Total Earnings	$447	$4		$(15)		$(254)		$(265)	$182

EARNINGS PER SHARE, BASIC	N/A	$—		$—		$—		$—	N/A

EARNINGS PER SHARE, DILUTED	N/A	$—		$—		$—		$—	N/A

Note 1 - Amounts for special items are net of minority interest, if applicable.

A - $3 million Gas Spin-Off costs to achieve allocated from Duke Energy; $4 million Cinergy merger costs to achieve allocated from Duke Energy.

B - Gain related to Spectra Energy Income Fund's issuance of additional units for the purchase of Westcoast Gas Services Inc.

C - Gain on sale of Crescent interest and businesses transferred to Duke Energy prior to the spin-off of Spectra Energy.

Weighted Average Shares (reported and ongoing) - in millions

Basic	N/A

Diluted	N/A